                                                                    EXHIBIT 99.1

                            (CIVITAS BANKGROUP LOGO)
                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                        Contact:  Mike Alday
July 29, 2004                                          Alday Communications
                                                       615.791.1535

CIVITAS BANKGROUP PLANS SALE
OF BANK OF DYER

FRANKLIN, Tenn. - Civitas BankGroup (OTC:CVBG) has announced plans to sell The Bank of Dyer and its three offices in Gibson County, announced Richard E. Herrington, president of Civitas.

The Farmers and Merchants Bank of Dyer has entered into an agreement with Civitas to purchase certain assets and assume deposit liabilities of The Bank of Dyer. The transaction is subject to pending regulatory approval and is expected to close during the third quarter of 2004.

"The Bank of Dyer has been an important part of our organization. However, moving forward, we need to focus our efforts on the growth opportunities with Cumberland Bank in Middle Tennessee and BankTennessee in West Tennessee," said Herrington.

"We are pleased to be able to keep the Bank of Dyer in our community under local ownership," said Joel Reynolds, President of The Farmers and Merchants Bank. "We look forward to providing to Bank of Dyer customers the same high quality banking products and services we have been offering our customers for decades."

Civitas BankGroup, formerly known as Cumberland Bancorp, is a multi-bank holding company operating 22 retail offices. It is the parent company of Cumberland Bank South in Franklin, Cumberland Bank in Carthage, BankTennessee in Collierville, Bank of Dyer, and Bank of Mason.

                                     --30--


THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.